UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2023

SVB Financial Group

(Exact Name of Company as Specified In Its Charter)

Delaware	001-39154	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive

Santa Clara, California 95054-1191

(Address of principal executive offices) (Zip Code)

(408) 654-7400

(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the Company is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2023, Daniel Beck resigned as Chief Financial Officer of SVB Financial Group (the “Company”) and on April 19, 2023, Gregory Becker resigned as director and Chief Executive Officer of the Company. At the request of the Company, Mr. Becker entered into a consulting agreement to provide consulting services to the Company on an as needed basis at no cost to the Company.

As previously disclosed on March 13, 2023, the Company engaged Alvarez & Marsal (“A&M”), a business advisory firm, to serve as restructuring advisor as the Company explores strategic alternatives for the Company and its SVB Capital and SVB Securities businesses. On April 20, 2023, the restructuring committee of the Company’s board of directors appointed Nicholas Grossi of A&M as the Company’s Interim Chief Financial Officer.

Mr. Grossi, age 44, is a Managing Director with A&M’s North American Commercial Restructuring practice in Chicago. He specializes in operational due diligence, operations management, cash flow forecasting and cash monitoring program development, business plan preparation and review, evaluation of organizational issues, stakeholder negotiations and recapitalization alternatives. Mr. Grossi has worked almost exclusively on large, complex engagements in a wide variety of industries, including financial services, automotive, recycling, oil and gas, manufacturing, transportation and healthcare. Mr. Grossi has most recently served in an interim management position for a large producer of lead and lead alloy serving a wide array of industries including battery, buildings and chemicals. Previously, Mr. Grossi advised a global offshore oil and gas driller through a Chapter 11 filing and restructuring. Prior to joining A&M, Mr. Grossi served as a Market Maker with Lakota Trading, an equity options trading firm on the floor of the Chicago Board of Options Exchange. Mr. Grossi earned a bachelor’s degree in management from Purdue University and an MBA from DePaul University. He is recognized as a Certified Turnaround Professional by the Turnaround Management Association (TMA).

Mr. Grossi and the Company did not enter into, and do not anticipate entering into, any compensatory arrangements in connection with his performance as the Company’s Interim Chief Financial Officer that are in addition to any fees paid to A&M in connection with its services provided to the Company. Other than as described above, there are no arrangements or understandings between Mr. Grossi and any other person pursuant to which he was appointed to serve as Interim Chief Financial Officer. There are no family relationships between Mr. Grossi and any director or executive officer of the Company. Mr. Grossi does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Grossi will serve as the Company’s principal financial officer and principal accounting officer. Prior to Silicon Valley Bank’s closure by the California Department of Financial Protection and Innovation and the appointment of the Federal Deposit Insurance Corporation as receiver (the “Receivership”), all named executive officers, and the principal accounting officer, of the Company were officers of the Company but employed by Silicon Valley Bank and, with the exception of Messrs. Becker and Beck, all became employees of Silicon Valley Bridge Bank, N.A. in connection with the Receivership.

Item 8.01.	Other Events.

The Company has determined to postpone its Annual Meeting of Stockholders (the “2023 Annual Meeting”), previously announced to be held on Thursday, April 27, 2023 at 3:00 p.m., Pacific time. The Company will announce a new date and time of the 2023 Annual Meeting when it is rescheduled.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. Forward-looking statements are statements that are not historical facts and generally can be identified by the use of such words as “becoming,” “may,” “will,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “seek,” “expect,” “plan,” “intend,” the negative of such words or comparable terminology. Although the Company believes that the expectations reflected in the Company’s forward-looking statements are reasonable, the Company has based these expectations on its current beliefs as well as its assumptions, and such expectations may not prove to be correct.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside the Company’s control. Forward-looking statements related to the Company’s actual results of operations and financial performance could differ significantly from those expressed in or implied by the Company’s forward-looking statements. The forward-looking statements included in this disclosure are made only as of the date of this disclosure. The Company does not intend, and undertakes no obligation, to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SVB Financial Group (Company)

Date: April 21, 2023	By:	/s/ William Kosturos
	Name:	William Kosturos
	Title:	Chief Restructuring Officer